Exhibit 4.7
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made as of May 5, 2023 by and among Invacare Holdings Corporation, a Delaware corporation (the “Company”), and the other parties signatory hereto and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant hereto. Certain definitions are set forth in Section 24.
RECITALS
WHEREAS, on January 31, 2023, Invacare Corporation and certain of its Affiliates (collectively, the “Debtors”) filed petitions in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”);

WHEREAS, on March 29, 2023, the Debtors filed the First Amended Joint Chapter 11 Plan of Reorganization of Invacare Corporation and Its Debtor Affiliates (including all exhibits, schedules and supplements thereto and as amended, modified or supplemented from time to time, the “Chapter 11 Plan”);

WHEREAS, on April 28, 2013, 2023, the Bankruptcy Court entered the Order Confirming the Debtors’ First Amended Joint Chapter 11 Plan of Invacare Corporation and its Debtor Affiliates (Technical Modifications) [Docket No. 522];

WHEREAS, immediately prior to the effective date of the Chapter 11 Plan (the “Effective Date”), Invacare Corporation was a reporting company pursuant to Section 12(g) and/or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);Toom

WHEREAS, pursuant to the Chapter 11 Plan, the Company (i) was formed by the Reorganized Debtors (as defined in the Chapter 11 Plan) as a new holding company (ii) owns, among other things, all of the issued and outstanding common stock of Invacare Corporation and (iii) is intended to be the successor issuer to Invacare Corporation pursuant to Rule 12g-3 under the Exchange Act;

WHEREAS, pursuant to the Chapter 11 Plan, Invacare Corporation, the Backstop Parties and the other parties thereto entered into that certain First Amended and Restated Backstop Commitment Agreement, dated as of March 29, 2023 (as it may be amended from time to time, the “Backstop Commitment Agreement”);

WHEREAS, upon the Effective Date, pursuant to the Chapter 11 Plan and the Backstop Commitment Agreement, the Company will issue to the Backstop Parties, upon the terms and subject to the conditions set forth in the Chapter 11 Plan and the Backstop Commitment Agreement, shares of the Company’s common stock, par value $0.001 per share

(“Common Stock”), and shares of the Company’s 9.00% Series A Convertible Participating Preferred Stock, par value $0.001 per share (“Convertible Preferred Stock”);

WHEREAS, pursuant to the Chapter 11 Plan, the Company, the Indenture Trustee and certain subsidiaries of the Company entered into the Indentures, pursuant to which the Company issued the Convertible Senior Secured Notes, which Notes are convertible into shares of the Company’s Common Stock in accordance with the terms and conditions of the applicable Indenture;

WHEREAS, the Plan, the Backstop Commitment Agreement and the Indentures each contemplate that the Company will enter into a registration rights agreement with the Backstop Parties (including certain Affiliates and/or Related Funds thereof) and the initial holders of the Convertible Senior Secured Notes, as applicable; and

WHEREAS, the Company and the Initial Holders are entering into this Agreement in furtherance of the aforesaid provisions of the Chapter 11 Plan, the Backstop Commitment Agreement, and the Indentures.

AGREEMENT
NOW, THEREFORE, the parties hereto hereby agree as follows:
1    Shelf Registration Statement.
1.1    As soon as practicable following the Effective Date, but in no event more than 30 days thereafter, the Company shall use reasonable best efforts to file with the Commission a Shelf Registration Statement on Form S-1 (as may be amended from time to time, the “Initial S-1 Shelf”) and shall include in the Initial S-1 Shelf the Registrable Securities of each Holder who shall have timely requested inclusion therein of some or all of its Registrable Securities by written notice to the Company. The Company shall use its reasonable best efforts to have the Initial S-1 Shelf declared effective by the Commission as soon as reasonably practicable after the Company files the Initial S-1 Shelf but no later than the fifth Business Day following the date on which the Commission informs the Company that it does not intend to review the Initial S-1 Shelf or the fifth Business Day following the resolution or clearance of all Commission comments to the Initial S-1 Shelf, as applicable.
1.2    The Company shall use reasonable best efforts to keep the Initial S-1 Shelf continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the earlier of (a) the date on which the Replacement S-3 Shelf (as defined below) is effective and (b) the date on which all Registrable Securities covered by the Initial S-1 Shelf shall cease to be Registrable Securities (such earlier date, the “Initial S-1 Shelf Expiration Date”).
1.3    Until the Initial S-1 Shelf Expiration Date, the Company shall file any supplements or post-effective amendments required to be filed by applicable law so that (a)

the Initial S-1 Shelf does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading and (b) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Company's rights under Section 5.
1.4    Upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3, the Company shall use reasonable best efforts to amend the Initial S-1 Shelf to a Shelf Registration Statement on Form S-3 or file a Shelf Registration Statement on Form S-3 in substitution of the Initial S-1 Shelf (the “Replacement S-3 Shelf”) and cause the Replacement S-3 Shelf to be declared effective as soon as reasonably practicable thereafter. After the Replacement S-3 Shelf becomes effective, the Company shall use its reasonable best efforts to keep the Replacement S-3 Shelf continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the date that all Registrable Securities covered by the Replacement S-3 Shelf shall cease to be Registrable Securities (such date, the “Replacement S-3 Shelf Expiration Date”).
1.5    If prior to the Replacement S-3 Shelf Expiration Date there is not an effective Shelf Registration Statement on Form S-3, the Company shall promptly file a Shelf Registration Statement on Form S-1 (the “Subsequent S-1 Shelf”) and use its reasonable best efforts to have the Subsequent S-1 Shelf declared effective by the Commission as soon as reasonably practicable. In addition, the Company shall use reasonable best efforts to keep the Subsequent S-1 Shelf continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the earlier of (a) the date on which the Subsequent S-3 Shelf (as defined below) is effective and (b) the date that all Registrable Securities covered by the Subsequent S-1 Shelf shall cease to be Registrable Securities (such earlier date, the “Subsequent S-1 Shelf Expiration Date”). Further, until the Subsequent S-1 Shelf Expiration Date, the Company will file any supplements or post-effective amendments required to be filed by applicable law so that (i) the Subsequent S-1 Shelf does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading and (ii) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Company’s rights under Section 5. Upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3, the Company shall use reasonable best efforts to amend the Subsequent S-1 Shelf to a Shelf Registration Statement on Form S-3 or file a Shelf Registration Statement on Form S-3 in substitution of the Subsequent S-1 Shelf (the “Subsequent S-3 Shelf”) and cause the Subsequent S-3 Shelf to be declared effective as soon as reasonably practicable thereafter. After the Subsequent S-3 Shelf becomes effective, the Company shall use its reasonable best efforts to keep the Subsequent S-3 Shelf continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the date that all Registrable Securities covered by the Subsequent S-3 Shelf shall cease to be Registrable Securities.

1.6    Upon the request of any Holder whose Registrable Securities are not included in an effective Shelf Registration Statement at the time of such request, the Company shall use its reasonable best efforts to amend the Initial S-1 Shelf, the Replacement S-3 Shelf, the Subsequent S-1 Shelf or the Subsequent S-3 Shelf, as applicable, to include the Registrable Securities of such Holder; provided that the Company shall not be required to so amend such registration statement more than once every 90 days; and provided further that such Holder timely delivers all such information regarding the distribution of such Registrable Securities and such other information relating to such Holder and its Registrable Securities as the Company may reasonably request. Within five Business Days after receiving a request pursuant to the immediately preceding sentence, the Company shall give written notice of such request to all other Holders and shall include in such amendment all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten Business Days after the Company’s giving of such notice; provided that each requesting Holder timely delivers all such information regarding the distribution of such Registrable Securities and such other information relating to such Holder and its Registrable Securities as the Company may reasonably request; and provided further that the Company receives such information within the deadline presented by the Company, which deadline shall not be more than five Business Days prior to the anticipated filing of such amendment, but in no event earlier than three Business Days after the notice of the request for such information is given.
1.7    Notwithstanding any other provision of this Agreement, if any Commission Guidance sets forth a limitation of the number of Registrable Securities to be registered on a particular Shelf Registration Statement (notwithstanding the Company’s commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), which limitation exceeds the number of Registrable Securities not then registered, then, except to the extent that a Holder waives its right to have its Registrable Securities registered on such Shelf Registration Statement, the amount of Registrable Securities to be registered on such Shelf Registration Statement will be correspondingly reduced pro rata among the Holders based on the total number of unregistered Registrable Securities held by such Holders (such reduced Registrable Securities, the “Removed Shares”). In the event of a share removal of the Holders pursuant to this Section 1.7, the Company shall use its commercially reasonable efforts to promptly register the resale of any Removed Shares pursuant to this Section 1, whether by way of amending the applicable Shelf Registration Statement or by filing a new Shelf Registration Statement.
2    Piggyback Rights.
2.1    If the Company proposes to (a) file a registration statement under the Securities Act with respect to an Underwritten Offering (other than a form not available for registering the resale of the Registrable Securities to the public), for its own account or for the account of a stockholder that is not a party to this Agreement, or (b) conduct an Underwritten Offering pursuant to a Shelf Registration Statement previously filed by the Company, for its own account or for the account of a stockholder that is not a party to this Agreement (such offering referred to in clause (a) or (b), a “Piggyback Offering”), the Company shall promptly give written notice (the “Piggyback Notice”) of such Piggyback Offering to the Holders. The Piggyback Notice shall include the amount and class of securities proposed to be offered, the expected date of commencement of marketing efforts and any proposed managing underwriter and shall offer the Holders the opportunity to include in such Piggyback Offering such amount of Registrable Securities (of the same class as the securities proposed to be offered by the Company) as each Holder may request. The Company shall, subject to the provisions of Section 3, include in each Piggyback Offering 100%, or such portion as permitted by Commission Guidance (provided that the Company shall use commercially reasonable efforts to advocate with the Commission for the registration of all or the maximum number of the applicable Registrable Securities as permitted by Commission Guidance), of the applicable Registrable Securities for which the Company has received written requests for inclusion within ten Business Days after the date the Piggyback Notice is given (provided that in the case of a “bought deal,” “registered direct offering” or “overnight transaction” (any of the foregoing, a “Bought Deal”), such written requests for inclusion must be received within three Business Days after the date the Piggyback Notice is given); provided, however, that, in the case of a Piggyback Offering in the form of a “takedown” under a Shelf Registration Statement, such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered.
2.2    If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason not to register or to delay the Piggyback Offering, the Company may, at its election, give notice of its determination to all Holders, and in the case of such a determination, will be relieved of its obligation set forth in Section 2.1 in connection with the abandoned or delayed Piggyback Offering, without prejudice.
2.3    Any Holder requesting to be included in a Piggyback Offering may withdraw its request for inclusion by giving written notice to the Company, (a) at least three Business Days prior to the anticipated effective date of the registration statement filed in connection with such Piggyback Offering if the registration statement requires acceleration of effectiveness or (b) in all other cases, one Business Day prior to the anticipated date of the filing by the Company pursuant to Rule 424 under the Securities Act of a supplemental prospectus (which shall be the preliminary supplemental prospectus, if one is used in the “takedown”) with respect to such offering; provided, however, that the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.
2.4    Notwithstanding the foregoing, any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company at any time requesting that such Holder not receive notice from the Company of any proposed Piggyback Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing.

2.5    Notwithstanding any other provision of this Agreement, if any Commission Guidance sets forth a limitation on the number of Registrable Securities to be included in a particular Piggyback Offering (notwithstanding the Company’s commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), which limitation exceeds the number of Registrable Securities requested by Holders to be included therein pursuant to Section 2.1, then, except to the extent that such a Holder waives its rights to have such Registrable Securities included in such Piggyback Offering, the amount of Registerable Securities included in such Piggyback Offering will be correspondingly reduced pro rata among the Holders requesting such inclusion based on the number of Registrable Securities requested by such Holder to be so included.
2.6    If the managing underwriters for a Piggyback Offering initiated by the Company for its own account advise the Company that in their opinion the inclusion of all shares of capital stock requested to be included in such Piggyback Offering (whether by the Company, the Holders or any other Person) may have a Negative Impact (as defined below), then all such shares to be included therein shall be limited to the shares that the managing underwriters believe can be sold without a Negative Impact and shall be allocated as follows: (a) first, to the Company, and (b) second, to the extent that any additional shares can, in the opinion of such managing underwriters, be sold without a Negative Impact, pro rata among the Holders who properly requested to include their Registrable Securities and the Company’s stockholders who properly requested to include their shares pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights (based on the number of shares of the applicable class of capital stock properly requested by such stockholders to be included in the Piggyback Offering).
2.7    If the managing underwriters for a Piggyback Offering initiated by a stockholder that is not a party to this Agreement pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights advise such stockholder that in their opinion the inclusion of all shares of capital stock requested to be included in such Piggyback Offering (whether by the Company, the Holders, the initiating stockholder or any other Person) may have a Negative Impact, then all such shares to be included therein shall be limited to the shares that the managing underwriters believe can be sold without a Negative Impact and shall be allocated as follows: (a) first, to the initiating stockholder, (b) second, to the extent that any additional securities can, in the opinion of such managing underwriters, be sold without a Negative Impact, to the Holders who properly requested to include their Registrable Securities (based on the number of shares of the applicable class of securities subject to the Piggyback Offering beneficially owned at such time by such Holders), and (c) third, to the extent that any additional securities can, in the opinion of such managing underwriters, be sold without a Negative Impact, to the Company.
3    Underwritten Offerings.
3.1    At any time during which a Shelf Registration Statement covering Registrable Securities is effective, if one or more Holders (the “Requesting Holders”) deliver a notice to the Company (a “Takedown Notice”) stating that it intends to effect an Underwritten Offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Demand Underwritten Offering”), then, subject to the conditions described in this Section 3, including Section 3.3, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Demand Underwritten Offering and otherwise use its commercially reasonable best efforts to facilitate such Demand Underwritten Offering as expeditiously as practicable, provided that the number of shares of Common Stock requested by the Requesting Holders to be included in the Demand Underwritten Offering shall either (a) equal at least ten percent of all outstanding shares of Common Stock or Convertible Preferred Stock, as applicable, at such time or (b) have an anticipated aggregate gross offering price (before deducting underwriting discounts and commissions) of at least $20.0 million. Within five Business Days after receiving a Takedown Notice, the Company shall give written notice of such request to all other Holders, and subject to the provisions of Section 3.3, include in such Demand Underwritten Offering all such applicable Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days after the Company’s giving of such notice (provided that in the case of a Bought Deal, such written requests for inclusion must be received within three Business Days after the Company’s giving of such notice); provided, however, that such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be registered.
3.2    With respect to any Demand Underwritten Offering, the Requesting Holders shall select one or more investment banking firms of nationally recognized standing to be the managing underwriters with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.
3.3    The Company will not be required to undertake a Demand Underwritten Offering if the number of Demand Underwritten Offerings in the immediately preceding 12-month period shall exceed three (and no more than one such Demand Underwritten Offering in any 90-day period); provided that a Demand Underwritten Offering shall not be considered made for purposes of this Section 3.3 unless it has resulted in the disposition by the Holders of at least 75% of the amount of Registrable Securities requested to be included.
3.4    All Holders proposing to distribute their securities through an Underwritten Offering, as a condition for inclusion of their Registrable Securities therein, shall agree to enter into an underwriting agreement with the underwriters; provided, however, that the underwriting agreement is in customary form.
3.5    If the managing underwriters for a Demand Underwritten Offering advise the Requesting Holders that in their opinion the inclusion of all securities requested to be included in the Demand Underwritten Offering (whether by the Company, any other Person, the Requesting Holders or the other Holders) may materially and adversely affect the price, timing, distribution or success of the offering (a “Negative Impact”), then all such securities to be included in such Demand Underwritten Offering shall be limited to the securities that the managing underwriters believe can be sold without a Negative Impact and shall be allocated as follows: (a) first, pro rata among the Requesting Holders and the other Holders who properly requested to include their Registrable Securities in such Demand Underwritten Offering (based on the number of shares of Registrable Securities properly requested by such Holders to be included in the Demand Underwritten Offering), (b) second, to the extent that any additional securities can, in the opinion of such managing underwriters, be sold without a Negative Impact, to the Company, and (c) third, to the extent that any additional securities can, in the opinion of the managing underwriters, be sold without a Negative Impact, to the Company’s other stockholders who properly requested to include their securities in such Demand Underwritten Offering pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights in accordance with the terms of such agreement.
3.6    Notwithstanding the foregoing, any Holder may deliver written notice (a “Takedown Opt-Out Notice”) to the Company at any time requesting that such Holder not receive notice from the Company of any proposed Demand Underwritten Offering; provided, however, that such Holder may later revoke any such Takedown Opt-Out Notice in writing.
4    Lockups.
4.1    In connection with any Underwritten Offering or other underwritten public offering of equity securities by the Company and if requested by the underwriters managing such Underwritten Offering or other underwritten public offering, any Holder of Registrable Securities who participates in such offering shall enter into customary lock-up agreements with the managing underwriter(s) of such Underwritten Offering or other underwritten public offering providing that such Holder will not effect, directly or indirectly, any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, for up to 10 days prior to and up to 90 days following the date of the final Prospectus for such offering (the “Lockup Period”), except as part of such offering and subject to other customary exceptions, unless (i) the Company otherwise agrees by written consent or (ii) the underwriters managing such Underwritten Offering or other underwritten public offering of equity securities of the Company otherwise agree by written consent; provided, that such Lockup Period is applicable on substantially similar terms to the Company and the executive officers and directors of the Company; provided that nothing herein will prevent any Holder from making a distribution or other transfer of Registrable Securities to any of its partners, members or securityholders thereof or a transfer of Registrable Securities to an Affiliate or Related Fund that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 4.1. Each such Holder agrees with the Company to execute a lock-up agreement in favor of the Company’s underwriters managing such Underwritten Offering or other underwritten public offering of equity securities of the

Company to such effect and that such underwriters shall be third party beneficiaries of this Section 4.1. The provisions of this Section 4.1 will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.
4.2    In connection with any Underwritten Offering and if requested by the underwriters managing such Underwritten Offering, the Company shall not effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from such managing underwriters for such Underwritten Offering, during the Lockup Period, except as part of such Underwritten Offering and subject to other customary exceptions as agreed with the managing underwriters of such offering. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or as part of any registration of securities of offering and sale to employees, directors or consultants of the Company and its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement.
5    Grace Periods.
5.1    Notwithstanding anything to the contrary herein, the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the Commission, suspend the use of, a Registration Statement if in the good faith judgment of the Company’s Board of Directors (the “Board”), such filing, effectiveness or use would reasonably be expected to materially affect in an adverse manner or materially interfere with any bona fide material financing of the Company or any bona fide material transaction under consideration by the Company, or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner (such period of a postponement or suspension, a “Grace Period”); provided, however, that in the event such Registration Statement relates to a Demand Underwritten Offering pursuant to Section 3.1, then the Holders initiating such Demand Underwritten Offering shall be entitled to withdraw the Demand Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 3.3 and the Company shall pay all registration expenses in connection with such registration.
5.2    The Company shall (a) promptly notify the Holders in writing of the existence of the event or material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) and the date on which such Grace Period will begin, (b) use reasonable best efforts to terminate a Grace Period as promptly as practicable and (c) promptly notify the Holders in writing of the date on which the Grace Period ends.
5.3    The duration of any one Grace Period shall not exceed 60 days, the aggregate of all Grace Periods during any 365-day period shall not exceed 120 days, and the maximum number of Grace Periods that may be declared by the Company in any fiscal year shall not exceed three. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (a) of Section 5.2 and shall end on and include the later of the date the Holders receive the notice referred to in clause (c) of Section 5.2 and the date referred to in such notice.
6    Other Procedures.
6.1    Before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders whose shares are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email).
6.2    The Company shall promptly notify each Holder whose Registrable Securities are covered by a Registration Statement after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed.
6.3    With respect to any offering of Registrable Securities pursuant to this Agreement, the Company shall furnish to each selling Holder and the managing underwriters, if any, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement, all exhibits and other documents filed therewith and such other documents as such selling Holder or such managing underwriters may reasonably request.
6.4    The Company shall (a) register or qualify all Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (b) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (c) take any other action that may be necessary or reasonably advisable to enable such Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 6.4 be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction.
6.5    The Company shall cause all Registrable Securities included in a Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of Counsel to the Holders to enable the Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof.

6.6    The Company shall notify each Holder whose Registrable Securities are included in such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and prospectus in accordance with the terms of this Agreement, and, at the written request of any such Holder, promptly prepare and furnish (at the Company’s expense) to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.
6.7    The Company shall notify each Holder whose Registrable Securities are included in such Registration Statement of any request by the Commission for the amending or supplementing of such Registration Statement or for additional information.
6.8    The Company shall advise each Holder whose Registrable Securities are included in such Registration Statement after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a Registration Statement at the earliest practicable moment and promptly use its commercially reasonable best efforts to obtain the withdrawal.
6.9    With respect to any Underwritten Offering pursuant to this Agreement, upon reasonable advance notice to the Company, the Company shall give the Holders and underwriters participating in the Underwritten Offering and Counsel to the Holders reasonable access during normal business hours to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and Exchange Act. In addition, upon reasonable advance notice and during normal business hours, the Company shall provide the Holders and underwriters participating in the Underwritten Offering and Counsel to the Holders such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act.
6.10    With respect to any Underwritten Offering pursuant to this Agreement, the Company shall use its reasonable best efforts to obtain and, if obtained, furnish to each underwriter thereof, (a) an opinion of outside counsel for the Company, dated the date of the closing under the underwriting agreement and addressed to the underwriters, in form and in substance reasonably satisfactory to such underwriters in light of customary legal opinion practice at the time of such closing, and (b) a “comfort” letter, dated the date of the underwriting agreement and a “bring-down” comfort letter dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in the applicable Registration Statement, reasonably satisfactory in form and substance to such underwriters.
6.11    The Company shall (a) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holders beneficially owning a majority of the Registrable Securities included in a Registration Statement or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification, and (b) provide reasonable cooperation, including causing at least one executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than three “road shows” in any 12-month period and such participation shall not unreasonably interfere with the business operations of the Company.
6.12    Each Holder agrees that it shall not be entitled to be named as a selling securityholder in a Registration Statement unless such Holder has timely returned to the Company a completed and signed Selling Holder Questionnaire and related documents and responded to any reasonable requests for further information.
6.13    The Company shall not name any Holder as an “underwriter” in a Registration Statement without the prior written consent of such Holder.
7    Payment of Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees, or transfer taxes of any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange on which shares of Common Stock or Convertible Preferred Stock, as applicable, are then listed for trading, if any, (B) with respect to compliance with applicable state securities or “Blue Sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “Blue Sky” qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) the reasonable fees and expenses incurred in connection with any road show for Underwritten Offerings, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company will pay the reasonable, documented out-of-pocket fees and disbursements of one Counsel to the Holders (not to exceed $150,000 per offering), including, for the avoidance of doubt, any expenses of such Counsel incurred in connection with the filing or amendment of any Registration Statement, prospectus or free writing prospectus hereunder or any Underwritten Offering. The Holder shall bear and pay all underwriting discounts, fees and commissions applicable to the Registrable Securities for the Holder’s account.
8    Indemnification and Contribution.
8.1    Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, investment manager, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, investment manager, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (a) any untrue statement of a material fact contained in any Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or (b) any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) any untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Section 6.6 or the Company exercises its rights set forth in Section 5, related to the use by a Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective, but only if and to the extent that the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined below), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have.
8.2    Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue statement of a material fact contained in any Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading (a) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (b) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in a Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (c) in the case of an occurrence of an event of the type specified in Section 6.6 or the Company exercises its rights set forth in Section 5, to the extent, but only to the extent, related to the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective, but only if and to the extent the misstatement or omission giving rise to such Losses would have been corrected. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.
8.3    Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless (a) the Indemnifying Party has agreed in writing to pay such fees and expenses; (b) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (c) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 8.3) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 8, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.
8.4    Contribution. If a claim for indemnification under Section 8.1 or 8.2 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8.4, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
9    Transfer of Registration Rights. Any Holder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment or other conveyance (any of the foregoing, a “Transfer”) of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied: (a) such Transfer is effected in accordance with applicable securities laws and the Company’s certificate of incorporation and bylaws then in effect; (b) such transferee agrees in writing to become subject to the terms of this Agreement by executing a joinder agreement in the form set forth in Exhibit A hereto and delivers it to the Company as promptly as reasonably practicable; and (c) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being Transferred and provide the amount of any other capital stock of the Company beneficially owned by such transferee; provided, however, that (i) except with respect to an Affiliate or Related Fund of an Initial Holder, any rights assigned hereunder shall apply only in respect of Registrable Securities that are Transferred and not in respect of any other securities that the transferee or assignee may hold and (ii) any Registrable Securities that are Transferred may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement. Following a Transfer in accordance with this Section 9, the Company shall update the applicable prospectus to include the transferee as a selling holder thereunder promptly upon the receipt of the required information from such transferee.
10    Amendment and Waiver; Exercise of Rights and Remedies.
10.1    This Agreement may be amended or modified, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Holders representing more than 50% of the then outstanding Registrable Securities

(determined on an as converted basis); provided, however, that (i) any such amendment, modification or waiver that would adversely affect the obligations or rights of the Holders of a class or series of Registrable Securities in a manner that is facially disproportionate relative to the Holders of another class or series of Registrable Securities will require the written consent of 50% of the then outstanding Registrable Securities of the class or series then outstanding that is so adversely affected, and (ii) any such amendment, modification or waiver that would adversely affect the obligations or rights of any Holder in a manner that is facially disproportionate relative to other Holders of the same class of securities (other than solely based on the number of shares owned) will require the written consent of the Holder so disproportionately affected. Each amendment, modification and waiver effected in compliance with this Section 10.1 will be binding upon each party hereto. The Company will provide notice as soon as reasonably practicable to each Holder of any amendment, modification or waiver effected in compliance with this Section 10.1. In addition, each party hereto may waive any of its rights hereunder by an instrument in writing signed by such party.
10.2    No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
11    Section 4(a)(7), Rule 144 and Rule 144A. The Company will provide reasonable access to management for confirmatory due diligence meetings, as any Holder may reasonably request (which requests shall be made in a manner to accommodate management’s existing obligations and responsibilities and not interfere with the operation of the Company), to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act. On and after the Effective Date, the Company will use reasonable best efforts to file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and make available information necessary, to the extent required from time to time, to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 or Rule 144A or Section 4(a)(7) of the Securities Act. Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.
12    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally (in which case, it will be deemed received upon delivery), (b) sent by electronic mail (in which case, it will be deemed received when sent if sent during normal business hours of the recipient and on the next Business Day if sent after normal business hours of the recipient), (c) sent by overnight courier service (in which case, it will be deemed received on the Business Day immediately following the date deposited with such courier service), or (d) mailed by certified or registered mail, return receipt requested, with postage prepaid (in which case, it will be deemed received upon receipt of confirmation of receipt of delivery), to the parties at the addresses listed below (or at such other address for a party as shall be specified by like notice).
If to the Company:
Invacare Holdings Corporation
One Invacare Way
Elyria, Ohio 44035
Attention: Anthony C. LaPlaca – Senior Vice President, General Counsel, Chief Administrative Officer & Secretary
E-mail: alaplaca@invacare.com

with copies (which shall not constitute notice) to:

Brown Rudnick LLP
7 Times Square
New York, New York 10036
Attention: Catherine Gardner, Esq.
Email: cgardner@brownrudnick.com

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Yusuf Salloum, Esq.
Email: yusuf.salloum@kirkland.com
If to any Holder, to the address set forth for such Holder on the signature page hereto or to the joinder agreement in the form set forth in Exhibit A hereto.
13    Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter (including the Chapter 11 Plan), and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.
14    Term. The provisions of this Agreement shall terminate with respect to any Holder and be of no further force or effect when such Holder ceases to hold any Registrable

Securities; provided, that the provisions of Section 8 shall survive for any sales of Registrable Securities pursuant to this Agreement.
15    Other Registration Rights. The Company represents and warrants that it has not granted, and is not subject to, any registration rights that are superior to, or that in any way subordinate, the rights granted to the Holders hereby. Without the prior written consent of the Holders holding at least a majority of the then outstanding Registrable Securities, the Company shall not, prior to the termination of this Agreement, grant any registration rights that are superior to, or in any way subordinate, the rights granted to the Holders hereby, including any registration or other right that is directly or indirectly intended to violate or subordinate the rights granted to the Holders hereby.
16    Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except as provided in Section 8.
17    Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
18    Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of electronic mail in “.pdf”, “.tif” or similar format (any such delivery, an “Electronic Delivery”), shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Minor variations in the form of the signature page to this Agreement, including footers from earlier versions of this Agreement, will be disregarded in determining the effectiveness of such signature. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense is related to lack of authenticity.
19    Severability. Whenever permitted by applicable law, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.
20    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
21    Consent to Jurisdiction. Any dispute relating hereto shall be brought in the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, or to the extent such court also does not have subject matter jurisdiction, another court of the State of Delaware, County of New Castle (each a “Chosen Court” and collectively, the “Chosen Courts”), so long as one of such courts shall have subject matter jurisdiction over such dispute, and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. The parties hereto further agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any Proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such Proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a Proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Each party hereto hereby consents to service of process in any such Proceeding in any manner permitted by Delaware law and agrees that service of process on such party as provided for notices in Section 12 is reasonably calculated to give actual notice and shall be deemed effective service of process on such Person.
22    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH

CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 22 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 22 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
23    Certain Matters of Construction.
23.1    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
23.2    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.
23.3    The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement. Section, clause, schedule and exhibit references contained in this Agreement are references to sections, clauses, schedules and exhibits in or to this Agreement, unless otherwise specified, and reference to a particular Section of this Agreement shall include all subsections thereof.
23.4    Whenever required or permitted by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
23.5    The use of the words “include,” “includes” or “including” in this Agreement shall be by way of example rather than by limitation and shall be deemed to be followed by the words “without limitation.” The use of the words “or,” “either” and “any” shall not be exclusive.
23.6    Whenever in this Agreement a party hereto is permitted or required to take any action or to make a decision or determination, such Person shall be entitled to take (or omit to take) such action or make such decision or determination in such Person's sole discretion, unless another standard is expressly set forth herein. Whenever in this Agreement a Person is permitted or required to take by any valid means any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, such Person shall be entitled to consider solely its own interests (and not the interests of any other Person) or, at its election, any such other interests and factors as such Person desires (including the interests of such Holder's Affiliates, employers, partners and their respective Affiliates), or any combination thereof.

23.7    The word “will” will be construed to have the same meaning and effect as the word “shall”. The words “shall,” “will,” or “agree(s)” are mandatory, and “may” is permissive.
23.8    The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase will not mean simply “if”.
23.9    All references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.
24    Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
24.1    “Affiliate” means any Person who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “under common control with” shall have correlative meanings.
24.2    “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act, as such definition may be amended from time to time.
24.3    “Backstop Commitment Agreement” has the meaning set forth in the recitals to this Agreement.
24.4    “Backstop Parties” means the Persons identified as Backstop Parties in the Backstop Commitment Agreement, including their permitted successors and assigns pursuant to the terms of that agreement.
24.5    “beneficially own” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities at any time shall be calculated in accordance with the provisions of such Rule as in effect as of such time.
24.6    “Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in New York City are authorized or required by law to be closed.
24.7    “Commission” means the United States Securities and Exchange Commission or any successor governmental agency.
24.8    “Commission Guidance” means (i) any publicly-available written guidance, interpretation, principle or rule of general applicability of the Commission staff, or (ii) written comments, requirements or requests of the Commission staff to the Company in connection with the review of a Registration Statement.
24.9    “Common Stock Equivalents” means, without duplication, Common Stock and any rights, warrants, options, convertible securities, exchangeable securities and other securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
24.10    “Convertible Preferred Stock Equivalents” means, without duplication, Convertible Preferred Stock and any rights, warrants, options, convertible securities, exchangeable securities and other securities convertible or exchangeable into Convertible Preferred Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
24.11    “Convertible Senior Secured Notes” means the Tranche I Notes and the Tranche II Notes.
24.12    “Counsel to the Holders” means (a) with respect to a Shelf Registration Statement, the counsel from no more than one firm of attorneys selected by the beneficial owners of a majority of the then outstanding Registrable Securities, (b) with respect to a Demand Underwritten Offering, the counsel from no more than one firm of attorneys selected by the Requesting Holders, and (c) with respect to a Piggyback Offering, the counsel of no more than one firm of attorneys selected by the Holders that hold a majority of the Registrable Securities requested to be included therein.
24.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
24.14    “Form S-1” means form S-1 under the Securities Act or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act.
24.15    “Form S-3” means form S-3 under the Securities Act, including a form S-3 filed as an Automatic Shelf Registration Statement, or any other form hereafter adopted by the Commission having substantially the same usage.
24.16    “Holders” means the Initial Holders and any joining parties identified as such on the signature pages of any joinder agreement executed and delivered pursuant to this Agreement; provided, however, that a Person shall cease to be a Holder at such time as it ceases to hold any Registrable Securities.
24.17    “Indenture Trustee” means GLAS Trust Company LLC, as Trustee and Notes Collateral Agent under the Indentures.
24.18    “Indentures” means the Tranche I Indenture and the Tranche II Indenture.
24.19     “Initial Holders” means the persons identified as Initial Holders on the signature pages hereto.
24.20    “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
24.21     “Proceeding” means any suit, countersuit, action, cause of action (whether at law or in equity), arbitration, audit, hearing, litigation, claim, counterclaim,

complaint, defense, administrative or similar proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental entity.
24.22    “Registrable Securities” means (a) all shares of Common Stock or Convertible Preferred Stock now or hereinafter beneficially owned by a Holder, or by any Affiliate, Related Fund, or permitted assignee of any Holder, either directly or pursuant to a joinder or assignment, including all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and the Convertible Senior Secured Notes (without regard to any limitation on conversion thereof), and (b) any additional securities paid, issued or distributed in respect of any such securities by way of a dividend, split, reverse split or distribution, or in connection with a combination of securities, and any security into which any such securities, as applicable, shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution, redemption or otherwise; provided, however, that such shares shall cease to be Registrable Securities when (i) a Registration Statement has become effective under the Securities Act and such shares have been disposed of in accordance with such Registration Statement; (ii) such shares have been Transferred pursuant to Rule 144; (iii) all such shares are eligible for resale without restriction (including any limitation thereunder on volume or manner-of-sale) and without the need for current public information pursuant to Rule 144; or (iv) such shares shall have ceased to be outstanding.
24.23     “Registration Statement” means any a registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement.
24.24    “Related Fund” means (i) any investment funds or other entities who are managed by or advised by the same investment advisor or investment advisors under common control, and (ii) any investment advisor with respect to an investment fund or entity it advises or manages.
24.25     “Rule 144” means Rule 144 under the Securities Act (or any successor rule).
24.26     “Rule 144A” means Rule 144A under the Securities Act (or any successor rule).
24.27    “Securities Act” means the Securities Act of 1933, as amended.
24.28    “Selling Holder Questionnaire” means a questionnaire reasonably adopted by the Company from time to time.
24.29    “Shelf Registration Statement” means a registration statement filed with the Commission for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule).

24.30    “Tranche I Indenture” means that certain Indenture, dated as of May 5, 2023, entered into by and among the Company, the Indenture Trustee and certain subsidiaries of the Company in order to declare the terms and conditions upon which the Tranche I Notes are to be authenticated, issued and delivered.
24.31    “Tranche I Notes” means the Company’s 7.50% Convertible Senior Secured Notes due 2028, Tranche I.
24.32    “Tranche II Indenture” means that certain Indenture, dated as of May 5, 2023, entered into by and among the Company, the Indenture Trustee and certain subsidiaries of the Company in order to declare the terms and conditions upon which the Tranche II Notes are to be authenticated, issued and delivered.
24.33    “Tranche II Notes” means the Company’s 7.50% Convertible Senior Secured Notes due 2028, Tranche II.
24.34    “Underwritten Offering” means an offering of shares of Common Stock and/or Convertible Preferred Stock under a registration statement in which the shares are sold to an underwriter for reoffering to the public.
[Signatures appear on the following pages.]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

THE COMPANY:
Invacare Holdings Corporation
By:	/s/ Anthony LaPlaca
Name:	Anthony LaPlaca
Title:	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

[Signature Page to Registration Rights Agreement]

THE INITIAL HOLDERS:
Endurant Capital Management LP
By:	/s/ Quang Pham
Name:	Quang Pham
Title:	Managing Member

Address for Notices:

66 Bovet Road, Suite 353
San Mateo, CA 94402
Attention: Quang Pham
Email: Quang@endurantcapital.com

[Signature Page to Registration Rights Agreement]

THE INITIAL HOLDERS:
DG Capital Management LP
By:	/s/ Dov Gertzulin
Name:	Dov Gertzulin
Title:	Managing Member

Address for Notices:

460 Park Avenue, 22nd Floor
New York, NY 10022
Attention: Dov Gertzulin; Rahul Bhan
Email: dov@dgcapitalmgmt.com; rbhan@dgcapitalmgmt.com

[Signature Page to Registration Rights Agreement]

[Signature Page to Registration Rights Agreement]

THE INITIAL HOLDERS:
Silverback Asset Management, LLC
By:	/s/ Laura Kleber
Name:	Laura Kleber
Title:	COO

Address for Notices:

1414 Raleigh Rd #250
Chapel Hill, NC 27517
Attention: Rob Barron; Jason Ham
Email: rbarron@silverbackasset.com; jham@silverbackasset.com

[Signature Page to Registration Rights Agreement]

[Signature Page to Registration Rights Agreement]

THE INITIAL HOLDERS:
Tenor Capital Management Company, L.P.
By:	/s/ Daniel Kochav
Name:	Daniel Kochav
Title:	Partner

Address for Notices:

810 7th Avenue, Floor 19
New York, NY 10019
Attention: Alexander Robinson; Robin Shah
Email: arobinson@tenorcapital.com; rshah@tenorcapital.com

[Signature Page to Registration Rights Agreement]

[Signature Page to Registration Rights Agreement]

THE INITIAL HOLDERS:
Davidson Kemper Capital Management LP, as investment advisor or manager for certain funds or entities that hold Registerable Securities
By:	/s/ Conor Bastable
Name:	Conor Bastable
Title:	Managing Member

Address for Notices:

520 Madison Avenue, 30th Floor
New York, NY 10022
Attention: Quincy Evans; Hunter Sieben
Email: qevans@dkp.com; hsieben@dkp.com

[Signature Page to Registration Rights Agreement]

[Signature Page to Registration Rights Agreement]

THE INITIAL HOLDERS:
Azurite Management, LLC
By:	/s/ Steven H. Rosen
Name:	Steven H. Rosen
Title:	President

Address for Notices:

25101 Chagrin Boulevard, Suite 350
Cleveland, OH, 44122
Attention: Steven H. Rosen
Email: srosen@resiliencecapital.com

[Signature Page to Registration Rights Agreement]

[Signature Page to Registration Rights Agreement]

THE INITIAL HOLDERS:
Highbridge Tactical Credit Master Fund, L.P. By: Highbridge Capital Management, LLC as Trading Manager and not in its individual capacity
By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

Address for Notices:

Highbridge Capital Management, LLC
277 Park Avenue, 23rd Floor
Attention: Jonathan Segal; Damon Meyer
Email: jonathan.segal@highbridge.com; damon.meyer@highbridge.com
[Signature Page to Registration Rights Agreement]

Exhibit A

JOINDER AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement, dated as of May 5, 2023, and as amended from time to time (the “Registration Rights Agreement”), among Invacare Holdings Corporation (the “Company”) and the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Holder” under, the Registration Rights Agreement as of the date hereof as if he, she or it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.
This Joinder Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: [_____________ ___, ______]
JOINING PARTY
    By: _________________________________
Name: Title:
Address:
Email Address:

AGREED AND ACCEPTED:

INVACARE HOLDINGS CORPORATION
By: _______________________________
Name:
Title: